Exhibit 32.1

CERTIFICATIONS PURSUANT TO

18 U.S.C. SECTION 1350,

AS ADOPTED PURSUANT TO

SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the Annual Report on Form 10-K for the year ended December 31, 2020 of Everest Re Group, Ltd., a company organized under the laws of Bermuda (the “Company”), filed with the Securities and Exchange Commission on the date hereof (the “Report”), the undersigned hereby certify, pursuant to 18 U.S.C. ss. 1350, as enacted by section 906 of the Sarbanes-Oxley Act of 2002, that:

1.            The Report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934, and

2.            The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

March 1, 2021

/S/ JUAN C. ANDRADE
Juan C. Andrade
President and
Chief Executive Officer

/S/ MARK KOCIANCIC
Mark Kociancic
Executive Vice President and
Chief Financial Officer